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                                                                   EXHIBIT 10.36

                           SUBORDINATED LOAN AGREEMENT


        THIS SUBORDINATED LOAN AGREEMENT is entered into as of August 11, 2000 (this "Subordinated Loan Agreement") between WEBSIDESTORY, INC., a California corporation (herein called "Borrower"), and IMPERIAL CREDITCORP (herein called "Lender").

        1. DEFINITIONS. As used in this Subordinated Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on EXHIBIT A attached hereto and incorporated herein by this reference.

        2. COMMITMENT.

            A. TERM LOAN COMMITMENT. Subject to all the terms and conditions of this Subordinated Loan Agreement and prior to the termination of its commitment as hereinafter provided, and provided that no Event of Default has occurred and is continuing, Lender hereby agrees to make loans (each a "Loan" and collectively, the "Loans") to Borrower in such amounts as Borrower shall request pursuant to this SECTION 2.A. at any time from the date hereof through December 15, 2000 (the "Term Loan Availability End Date"), in an aggregate principal amount not to exceed $2,000,000 (the "Commitment"). If at any time or for any reason, the outstanding aggregate principal amount of the Loans is greater than the Commitment, Borrower shall immediately pay to Lender, in cash, the amount of such excess. Any commitment of Lender, pursuant to the terms of this Subordinated Loan Agreement, to make Loans shall expire upon the earlier to occur of (i) the Term Loan Availability End Date, and (ii) Lender's termination of its obligations to make Loans hereunder pursuant to SECTION 13(i) hereof, subject to Lender's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Lender unless it is in writing and signed by an officer of Lender. Notwithstanding the foregoing, and subject to the terms hereof, upon the occurrence of an Equity Event, the Term Loan Availability End Date shall be extended to the date thirty (30) days after Borrower's execution and delivery of the Terms Sheet. Loans that are repaid by Borrower may not be reborrowed. Borrower promises to pay to Lender the outstanding unpaid aggregate principal balance (and all accrued unpaid interest thereon) of the Loans on or before (i) December 15, 2000 (the "Maturity Date"), or (ii) in the event that the Term Loan Availability End Date has been extended pursuant to the occurrence of an Equity Event, thirty (30) days after Borrower's execution and delivery of the Terms Sheet (the "Extended Maturity Date") (the Maturity Date and the Extended Maturity Date shall be hereinafter collectively referred to as the "Term Loan Maturity Date"). Notwithstanding the foregoing, upon the occurrence of an Accelerated Maturity Event prior to the Term Loan Maturity Date, Borrower shall pay to Lender the outstanding unpaid aggregate principal balance (and all accrued unpaid interest thereon) of the Loan no later than five (5) business days after the occurrence of such event.

                (1) LOANS. The amount of each Loan made by Lender to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Lender for the Commitment (herein called the "Loan Account") and Lender shall credit the Loan Account with all Loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Loan, Borrower shall notify Lender (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with SECTION 3 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day before the day on which the Loan is to be made. Loans may only be used to support general corporate operating requirements.

                (2) INTEREST PAYMENTS PRIOR TO TERM LOAN MATURITY DATE. Borrower further promises to pay to Lender from the date of the advance of the initial Loan through the Term Loan Maturity Date, on or before the first day of each month, interest on the average daily unpaid balance of the Loan Account during



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the immediately preceding month at a rate of interest equal to three and one-half percent (3.50%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

                (3) SUBORDINATION. All of Borrower's obligations to Lender hereunder are expressly subordinated in right of payment to the prior payment in full of Borrower's indebtedness to Imperial Bank under that certain Credit Agreement by and between Borrower and Imperial Bank dated as of March 27, 2000, to the extent and in the manner set forth in the Subordination Agreement.

            B. ADVANCES. The obligation of Lender to make any loans hereunder is subject to the complete satisfaction of the following conditions precedent (the "Conditions Precedent"):

                (1) Receipt by Lender of this Subordinated Loan Agreement, the General Security Agreement, the IP Security Agreement, the Warrant to Purchase Stock, the Subordination Agreement, the Financing Statements, the Insurance Agreement, together with all other documents entered into or delivered pursuant to any of the foregoing, each in form and substance acceptable to Lender, and each duly executed by all parties thereto;

                (2) Receipt by Lender of a certified copy of the resolution of the Board of Directors of Borrower, authorizing the execution and delivery of this Subordinated Loan Agreement and the consummation of the transactions contemplated herein;

                (3) Receipt by Lender of a loan fee in the amount of $30,000;
and

                (4) There shall have occurred no material adverse change since the date of the financial statements delivered to Lender pursuant to SECTION 7(f)(i) hereof resulting in a Material Adverse Effect, as determined by Lender.

        3. LOAN REQUESTS. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Lender and shall contain a certification setting forth the matters referred to in SECTION 2, which shall disclose that Borrower is entitled to the amount of the Loan being requested. Lender is hereby authorized to charge Borrower's deposit account with Lender for all sums due Lender under this Subordinated Loan Agreement.

        4. DELIVERY OF PAYMENTS. Payment to Lender of all amounts due hereunder shall be made at its Santa Clara Valley Regional office, or at such other place as may be designated in writing by Lender from time to time. If any payment date fall on a day that is not a day that Lender is open for the transaction of business ("Banking Day"), the payment due date shall be extended to the next Banking Day.

        5. LATE CHARGE. If any interest payment, principal payment or principal balance payment required hereunder is not received by Lender on or before ten
(10) days from the date in which such payment becomes due, Borrower shall pay to Lender, a late charge equal to THE LESSER OF (a) five percent (5.0%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Lender; provided; however, nothing contained in this SECTION 5, shall be construed as any obligation on the part of Lender to accept payment of any past due payment or less than the total unpaid principal balance of the Loan Account following the Term Loan Maturity Date or such earlier date as all sums owing under any Loan Account become due and payable by acceleration or otherwise. All payments shall


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be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the applicable Loan Account.

        6. DEFAULT INTEREST; PAYMENT INCENTIVES.

            A. From and after the Term Loan Maturity Date or such earlier date as all sums owing under any Loan Account become due and payable by acceleration or otherwise, or upon the occurrence and during the continuance of an Event of Default, at the option of Lender all sums owing under the Loan Account shall bear interest until paid in full at a rate equal to THE LESSER OF (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in SECTIONS 2.A.(2) hereof or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Lender, as applicable.

            B. In the event any obligation owing under the Loan Account remains outstanding hereunder on October 15, 2000, Borrower shall issue to Lender, in addition to any other amounts paid to Lender pursuant to this SECTION 6, a warrant to purchase 50,000 shares of Borrower's Common Stock at an initial exercise price of $1.35 per share. Such warrant shall be in the form of the Warrant to Purchase Stock.

            C. In the event any obligation owing under the Loan Account remains outstanding hereunder on November 15, 2000, Borrower shall issue to Lender, in addition to any other amounts paid to Lender pursuant to this SECTION 6, an additional warrant to purchase 50,000 shares of Borrower's Common Stock at an initial exercise price of $1.35 per share. Such warrant shall be in the form of the Warrant to Purchase Stock.

            D. From and after the Term Loan Maturity Date, Borrower shall issue to Lender, in addition to any other amounts paid to Lender pursuant to this
SECTION 6, (i) in the event that the Term Loan Availability End Date has not been extended pursuant to the occurrence of an Equity Event pursuant to SECTION 2.A. hereof, warrants to purchase the number of shares of Borrower's Common Stock equal to 3,000 shares at an initial exercise price of $1.35 per share for each day any obligation owing under the Loan Account remains outstanding until all such obligations are repaid in full or (ii) in the event that the Term Loan Availability End Date has been extended pursuant to the occurrence of an Equity Event pursuant to SECTION 2.A. hereof, warrants to purchase the number of shares of Borrower's Common Stock equal to 1,500 shares at an initial exercise price of $1.35 per share for each day any obligation owing under the Loan Account remains outstanding until all such obligations are repaid in full. Any such warrant issued hereunder shall be in the form of the Warrant to Purchase Stock.

        7. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
Lender: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Lender's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Lender's security interest will have, good and clear title to the Collateral, subject only to Lender's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (d) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Lender, whether previously or in the future, is and will be true and correct in all material respects; (e) There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority; (f)(i) The consolidated balance sheets of Borrower for the


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month ending [June 30, 2000], and the related consolidated profit and loss statements for the fiscal year ended [December 31, 1999], copies of which have heretofore been delivered to Lender by Borrower, the Projections, and all other statements and data submitted in writing by Borrower to Lender in connection with Borrower's request for credit are true and correct in all material respects, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any material liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (g) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (h) Borrower, as of the date hereof, possesses all necessary Trademarks, trade names, Copyrights, Patents (and to Borrower's knowledge, patent rights), and licenses to conduct its business as now operated, without any known conflict with valid Trademarks, trade names, Copyrights, Patents, patent rights and license rights of others.

        8. NEGATIVE COVENANTS. Borrower agrees that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Lender or the commitment of Lender hereunder is in effect, neither Borrower, nor any of its subsidiaries ("Subsidiaries") will, without the prior written consent of Lender (which consent, with respect to items B, E, F, OR G below, shall not be unreasonably withheld, conditioned or delayed):

            A. Make any substantial change in the character of its business as now conducted;

            B. (1) Create, incur, assume or permit to exist any Indebtedness other than Loans from Lender and Permitted Indebtedness; or (2) sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

            C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Lender;

            D. Sell, dispose of or grant a security interest in any of the Collateral other than to Lender (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Lender, except for Permitted Liens;

            E. (1) Make any loans, advances, extensions of credit or capital contributions to any Person or other entity other than in the ordinary and normal course of its business consistent with past practices (provided that such loans, advances, extensions of credit or capital contributions are not made to any Person or entity which is controlled by or under common control with Borrower); or (2) make any investment in the securities of any Person or other entity other than the United States Government; or (3) guarantee or otherwise become liable upon the obligation of any Person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business as now conducted;

            F. (1) Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or (2) except in the ordinary and normal course of its business as now conducted, liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or (3) except in the ordinary and normal course of its business as now conducted, sell (including, without limitation, the selling of any property or other


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asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted;

            G. (1) Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued; or (2) purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock, except for the repurchase of Borrower's capital stock from officers, directors, employees or consultants of Borrower upon termination of their employment with or rendering of service to Borrower; and

            H. Sell, transfer, assign, mortgage, pledge, license, lease, grant a security interest in, or otherwise encumber any of the Intellectual Property, other than licenses or leases of the Intellectual Property granted in the ordinary and normal course of its business or licenses or leases of the Intellectual Property that, in the aggregate, would not impair the value of the Collateral or result in a Material Adverse Effect.

        9. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Lender or the commitment of Lender hereunder is in effect, it will:

            A. Furnish Lender from time to time such financial statements and information as Lender may reasonably request and inform Lender immediately upon the occurrence of a material adverse change therein;

            B. Promptly notify Lender of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Lender in respect thereto;

            C. Reimburse Lender upon demand for any and all legal costs, including reasonable attorneys' fees, and other expenses incurred in collecting any sums payable by Borrower under the Loan Account or any other obligation secured hereby, enforcing any term or provision of this Subordinated Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

            D. Notify Lender of each location and of each office of Borrower at which any Collateral or records of Borrower relating to the Accounts are kept;

            E. Provide, maintain and deliver to Lender policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Lender may require (to the extent customarily maintained by businesses similar to Borrower) and with Lender as additional loss payee, and, in the event Lender takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Lender become the sole property of Lender, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Lender;

            F. In the event the unpaid balance of any Loan Account shall exceed the maximum amount of outstanding Loans to which Borrower is entitled under
SECTION 2 hereof, as applicable, Borrower shall immediately pay to Lender for credit to such Loan Account the amount of such excess;

            G. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the state of its incorporation and any



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other states in which Borrower conducts its business, except with respect to such other states, where the failure to do so would not have a Material Adverse Effect;

            H. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of Borrower's current policy of property insurance in amounts and types acceptable to Lender, and certificates naming Lender as additional loss payee;

            I. Pay and discharge, before the same becomes delinquent and penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder; and (2) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

            J. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained; permit Lender's representatives to have access to, and to examine its properties, books and records upon three (3) business days advance notice and at all reasonable times; provided that Lender shall use its best efforts to not interfere with the conduct of Borrower's business;

            K. Maintain its properties, equipment and facilities in good order and repair;

            L. Maintain its primary banking accounts with Imperial Bank; and

            M. Provide to Lender, promptly following Borrower's reincorporation in the State of Delaware, but in no event later than fifteen (15) days following such event, (i) certificates of status for Borrower indicating the Borrower is in good standing, issued by the offices of the Secretary of State of California (certificate of status for a foreign corporation) and the Secretary of State of Delaware, (ii) copies of all transaction documents, used to accomplish the reincorporation, including, without limitation, the Delaware Certificate of Incorporation, the Delaware bylaws, stockholder consents, action by unanimous consent of the Board of Directors of Borrower relating to the reincorporation, and certificate of merger and merger agreement (if any) (iii) evidence satisfactory to Lender (including, without limitation, a Board of Directors action authorizing the same) that the new Delaware corporation has assumed all of the obligations of Borrower hereunder, and (iv) incumbency certificate with specimen signatures executed by all signatories to the Loan Documents as officers of the new Delaware corporation;

            N. In connection with any reincorporation as provided for in SECTION 9.M., prior to consummating such transaction, execute and deliver to Lender all such additional agreements, documents and instruments as Lender may require in order to affirm, effectuate or further assure its continuing, first priority lien in the Collateral after giving effect to such reincorporation.

            O. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts), Borrower shall provide notice to Lender and Borrower shall have complied with such filing and notice requirements as shall, in Lender's opinion, assure Borrower's and Lender's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code Section 2326, providing notice under California Commercial Code Section 9114 and making filings and



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publications as required under California Civil Code Section 3440.1 and Section
3440.5. All such filings, notices and publications shall be in form and substance satisfactory to Lender.

        10. FINANCIAL COVENANTS AND INFORMATION. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with the financial covenants shall be calculated and monitored on a monthly basis. Borrower affirmatively covenants that so long as any Loans, obligations or liabilities remain outstanding or unpaid to Lender or any commitment is outstanding hereunder, it will, on a consolidated basis:

            A. Measured on a monthly basis on the last day of each month beginning with the month ending June 30, 2000, have maximum cumulative fiscal year-to-date net monthly losses of not more than 115.0% of the amount of the cumulative fiscal year-to-date net loss forecast in the Projections;

            B. Measured on a monthly basis on the last day of each month beginning with the month ending June 30, 2000, have minimum cumulative fiscal year-to-date net monthly revenue of not less than 85.0% of the amount of the cumulative fiscal year-to-date net revenue forecast in the Projections;

            C. As soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Lender an internally-prepared financial statement consisting of a balance sheet and profit and loss statement, in form satisfactory to Lender, and a Compliance Certificate in the form of EXHIBIT B attached hereto and incorporated herein by this reference, certified by an officer of Borrower;

            D. Upon the reasonable request of Lender, deliver to Lender current budgets, sales projections, backlog schedules, operating plans and other financial exhibits and information in form and substance satisfactory to Lender; and

            E. Upon any officer becoming aware, deliver immediately to Lender written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.

        11. LOAN DEPOSIT. Borrower has paid, and Lender hereby acknowledges receipt of a loan deposit in the amount of Fifteen Thousand Dollars ($15,000).

        12. EVENT OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default" under this Subordinated Loan Agreement:
(a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Except for any failure to pay as described in clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document, and the same shall not have been cured to the satisfaction of Lender within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Lender, or otherwise (except that no cure period shall exist for breaches in respect of Borrower's obligations under SECTION 8, SUBSECTIONS 9.A., 9.B., 9.C., 9.E., 9.F., 9.G., 9.H. and 9.N., SUBSECTIONS 10.A. and 10.B. of this Subordinated Loan Agreement, and SECTIONS 1 and 2 of the General Security Agreement); (c) Any material statement, warranty or representation made by Borrower at any time proves false;
(d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $25,000 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $25,000 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Lender's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Lender or otherwise, or there has in fact been an acceleration of such


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indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) Any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof; or (h) Any change in Borrower's financial condition or operations which has a Material Adverse Effect.

        13. REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make Loans to Borrower as provided in SECTION 2 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all legally permissible means to do so, or require Borrower to assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Borrower and Lender, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Lender's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Lender may determine, and Lender may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the UCC; or (vii) Exercise any remedies of a secured party under the UCC. Prior to any such disposition, Lender may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Lender may deem advisable, and any sums expended therefor by Lender shall be repaid by Borrower and secured hereby. Lender shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Lender from pursuing any further remedy that it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Subordinated Loan Agreement, Borrower hereby promises and agrees to pay Lender any deficiency.

        14. RECORDS RETENTION. Borrower authorizes Lender to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Lender in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Lender.

        15. ATTORNEYS' FEES. Borrower agrees to reimburse Lender for its reasonable attorneys' fees and expenses, not to exceed $7,500, incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents and maintenance of the Loans.

        16. GOVERNING LAW; JUDICIAL REFERENCE.

            A. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

            B. JUDICIAL REFERENCE.

                (1) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Subordinated Loan Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Subordinated Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor sections ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Subordinated Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (x) be requested to set the matter for hearing within sixty
(60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgement shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Subordinated Loan Agreement shall be completed no later than fifteen
(15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

                (2) Except as expressly set forth in this Subordinated Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

                (3) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding that shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                (4) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

        17. MISCELLANEOUS PROVISIONS.

            A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

            B. No failure or delay on the part of Lender, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

            C. All rights and remedies existing under this Subordinated Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            D. All headings and captions in this Subordinated Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

            E. This Subordinated Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Lender.

LENDER:                                  BORROWER:

IMPERIAL CREDITCORP                      WEBSIDESTORY, INC.
                                         a California corporation

By:  /S/ JIM RUTTER                      By: /S/ TERANCE KINNINGER
    ---------------------------------        -----------------------------------
Name:    Jim Rutter                      Name: Terance Kinninger
      -------------------------------          ---------------------------------
Title:  VP of Imperial Credit Corp.      Title: CFO
       ------------------------------           --------------------------------

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A:  Definitions
  SCHEDULE 1 TO EXHIBIT A:  List of Specific Permitted Indebtedness
  SCHEDULE 2 TO EXHIBIT A:  List of Specific Permitted Liens

EXHIBIT B:  Compliance Certificate

                                    EXHIBIT A

                                   DEFINITIONS

        "ACCELERATED MATURITY EVENT" shall mean the occurrence of any of the following events: (i) a Qualified Financing, (ii) a Merger Event, or (iii) an IPO.

        "ACCOUNTS" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

        "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

        "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

        "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Lender as security or in which Lender now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the IP Security Agreement or otherwise.

        "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

        "EQUITY EVENT" means the receipt by Lender of a fully-executed terms sheet ("TERMS SHEET") acceptable to Lender, in Lender's sole and absolute discretion, setting forth the commitment of a lead investor to invest in Borrower a minimum of $4,000,000 in new equity at a pre-money valuation of not less than $200,000,000, together with a written certification by an officer of Borrower to Lender that all due diligence has been completed by such lead investor to the satisfaction of such lead investor.

        "EVENT OF DEFAULT" has the meaning set forth in SECTION 12.

        "FINANCING STATEMENTS" means the UCC-1 financing statements and fixture filings duly executed by Borrower, in either case as debtor, in favor of Lender, as secured party, and caused to be filed in such jurisdictions as Lender shall require pursuant to this Subordinated Loan Agreement.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "GENERAL SECURITY AGREEMENT" means that certain General Security Agreement dated of even date herewith, made by Borrower in favor of Lender.

        "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Subordinated Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and (ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

        "INTELLECTUAL PROPERTY" means

               (1) Any and all copyright rights, copyright applications, copyright registrations and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

               (2) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (3) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (4) Any patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

               (5) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

               (6) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (7) Any licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (8) Any amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

               (9) Any proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        "IP SECURITY AGREEMENT" means that certain Patent Mortgage and Security Agreement dated of even date herewith, made by Borrower in favor of Lender.

        "IPO" means a initial public offering of shares of the common stock of Borrower pursuant to a Registration Statement.

        "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

        "LOAN OR LOANS" means individually and collectively the Loans advanced pursuant to SECTION 2.

        "LOAN DOCUMENTS" means this Subordinated Loan Agreement, the General Security Agreement, the IP Security Agreement, the Warrant to Purchase Stock, the Subordination Agreement, and that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith (the "INSURANCE AGREEMENT"), each as executed by Borrower in favor of Lender, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

        "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document,
(b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Lender's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Lender to enforce any of its legal remedies pursuant to the Loan Documents.

        "MERGER EVENT" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Borrower, or any reorganization, consolidation, or merger of the Borrower where the holders of the Borrower's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

        "PERMITTED INDEBTEDNESS" means the following:

               (1) Indebtedness of Borrower or Indebtedness and Contingent Obligations of its Subsidiaries in favor of Lender arising under this Subordinated Loan Agreement and the other Loan Documents;

               (2) the existing Indebtedness and Contingent Obligations disclosed on SCHEDULE 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

               (3) the Subordinated Debt;

               (4) extensions, renewals or refinancings of Indebtedness permitted under this Subordinated Loan Agreement, other than clause (3) immediately above;

               (5) accrued dividends on the preferred stock of Borrower;

               (6) interest rate and currency hedging agreements;

               (7) guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

               (8) guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

               (9) Contingent Obligations constituting Permitted Liens; and

               (10) the indebtedness referred to in clause (3) of the definition of Permitted Liens.

        "PERMITTED LIENS" means the following:

               (1) liens and security interests existing as of this date and disclosed in SCHEDULE 2 attached hereto and incorporated herein by this reference;

               (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

               (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

               (5) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

               (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

               (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

               (8) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

               (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (10) liens that are not prior to Lender's security interest which constitute rights of set-off of a customary nature;

               (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

               (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

        "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "PROJECTIONS" the projected business, assets, operations, prospects and financial condition of Borrower dated as of June 21, 2000.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

        "QUALIFIED FINANCING" shall mean the sale and issuance by Borrower to any investors preferred stock of Borrower with aggregate gross proceeds to Borrower of at least $4,000,000.

        "REGISTRATION STATEMENT" means the Form S-1 registration statement under the Securities Act of 1933 filed by Borrower with the SEC subsequent to the date hereof, as amended, changed, modified or supplemented through the closing of the IPO, and as finally declared effective by the SEC.

        "SEC" means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

        "SUBORDINATED DEBT" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Lender's sole and absolute discretion and in writing.

        "SUBORDINATION AGREEMENT" means that certain Subordination Agreement dated of even date herewith by and among Lender, Imperial Bank, and Borrower.

        "TERMS SHEET" shall have the meaning ascribed to it in the definition of "EQUITY EVENT."

        "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

        "WARRANT TO PURCHASE STOCK" means that certain Warrant to Purchase Stock issued as of the date hereof by Borrower to Lender in connection herewith for the purchase of 250,000 shares of Borrower's Common Stock at an initial exercise price of $1.35 per share.

                             SCHEDULE 1 TO EXHIBIT A

                         SPECIFIC PERMITTED INDEBTEDNESS

                   (LIST, ATTACH SCHEDULE OR INDICATE "NONE")



        1. That Indebtedness of Borrower to Imperial Bank evidenced by that certain Credit Agreement dated as of March 27, 2000, as amended by that certain First Amendment and Waiver to Credit Agreement dated as of August 7, 2000 (the "Credit Agreement"), by and between Borrower and Imperial Bank not to exceed at any time the lesser of (i) $3,000,000 plus the Borrowing Base (as such term is defined in the Credit Agreement), and (ii) $4,000,000.

        2. Stock repurchase and execution of note payable (in thousands, except share and per share data). In connection with a Stock Purchase Agreement dated February 6, 1998, the Borrower repurchased all 13,636,366 outstanding shares of common stock held by one of the founding stockholders for a per share purchase price of $0.039 and an aggregate purchase price of $530, consisting of $130 in cash and the execution of a $400 note payable to the former stockholder. The common stock was initially sold to the founding stockholder for $2. The note, which does not bear a stated interest rate, is payable in quarterly installments of $20 through January 1, 2003. However, in the event of a public offering of the Borrower's common stock, upon the sale or transfer of the Borrower's business or assets or upon the dissolution of the Borrower, the outstanding note balance would become immediately payable. The Borrower recorded a discount in the amount of $65 relating to the imputation of interest associated with this note and is amortizing such discount to interest expense over the term of the note using an effective interest rate of 7% per annum, which it believes to be a reasonable indicator of its incremental borrowing rate. At December 31, 1998 and 1999, the balance of this note was $277 and $215, net of an unamortized discount totaling $43 and $25. Future minimum payments under this note, including principal and interest, total $60, $80, $80 and $20 during 2000, 2001, 2002 and 2003.

                             SCHEDULE 1 TO EXHIBIT A

                             SCHEDULE 2 TO EXHIBIT A

                            SPECIFIC PERMITTED LIENS

                   (LIST, ATTACH SCHEDULE OR INDICATE "NONE")



        1. Liens in favor of Imperial Bank granted pursuant to the certain Commercial Security Agreement executed by Borrower in favor of Imperial Bank, securing Borrower's obligations to Imperial Bank under the Credit Agreement.



                             SCHEDULE 2 TO EXHIBIT A

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Subordinated Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.



Date:                                    WEBSIDESTORY, INC.
     ----------------------------        a [California/Delaware] corporation

                                         By: /s/ TERANCE A. KINNINGER
                                            ------------------------------------
                                         Name:   Terance A. Kinninger
                                              ----------------------------------
                                         Title:  Chief Financial Officer
                                               ---------------------------------